Exhibit 10.3

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (the Agreement) is made by and between the Company and the Lender (each as herein defined).

In consideration of the covenants and agreements contained herein, the Company and the Lender hereby mutually agree as follows:

ARTICLE I. DEFINITIONS

Section l.l. General. Any accounting term used but not specifically defined herein shall be construed in accordance with GAAP. The definition of each agreement, document, and instrument set forth in Section 1.2 hereof shall be deemed to mean and include such agreement, document, or instrument as amended, restated, or modified from time to time.

Section 1.2. Defined Terms. As used in this Agreement:

Business Day means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio.

Company shall mean Hickok Incorporated, with its principal office located at 10514 Dupont Avenue, Cleveland, Ohio 44108 and its successors.

Environmental Law means any federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree currently in effect regulating, relating to, or imposing liability upon a Person in connection with the use, release or disposal of any hazardous toxic or dangerous substance, waste or material.

Event of Default shall mean any one or more of the occurrences described in ARTICLE VII hereof.

GAAP shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

Indebtedness shall mean for any Person (i) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (ii) all obligations for the deferred purchase price of capital assets excluding trade payables, (iii) all obligations under conditional sales or other title retention agreements, and (iv) and all lease obligations which have been or should be capitalized on the books of such Person.

Interest Period means with respect to each Revolver Advance, the period commencing on the date of such borrowing and ending 30 days thereafter. For any Revolver Advance outstanding for more than 30 days, a new Interest Period shall be deemed to commence every 30 days during which such Revolver Advance remains outstanding.

Lender shall mean Robert L. Bauman, an individual whose business address is 10514 Dupont Avenue, Cleveland, Ohio 44108.

Lien shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property or asset of the Company.

Loan or Loans shall mean the credit to the Company extended by the Lender in accordance with Section 2.1 hereof.

Loan Documents shall mean this Agreement, the Note, and any other documents relating thereto.

Note shall mean, collectively, the promissory note, in the form of Exhibit A attached hereto, signed and delivered by the Company to evidence its Indebtedness to the Lender in accordance with Section 2.1 hereof.

Person shall mean any natural person, corporation (which shall be deemed to include business trust), association, limited liability company, partnership, joint venture, political entity, or political subdivision thereof.

Potential Default shall mean any condition, action, or failure to act, which, with the passage of time, service of notice, or both, will constitute an Event of Default under this Agreement.

Prime Rate shall mean the rate of interest per annum specified as the Prime Rate in The Wall Street Journal under the table entitled Money Rates as of two Business Days prior to the first day of such Interest Period.

Revolver Advance shall have the meaning ascribed to it in Section 2.1 hereof.

Subordinated Debt shall mean Indebtedness of a Person that is subordinated, in a manner satisfactory to the Lender, to all Indebtedness owing to the Lender.

Subsidiary shall mean any Person of which more than fifty percent (50%) of (i) the voting stock entitling the holders thereof to elect a majority of the Board of Directors, managers, or trustees thereof, or (ii) the interest in the capital or profits of such Person, which at the time is owned or controlled, directly or indirectly, by the Company or one or more other Subsidiaries.

Termination Date shall mean December 31, 2013, or such earlier date on which the commitment of the Lender to make Loans pursuant to Section 2.1 hereof shall have been terminated pursuant to ARTICLE VIII of this Agreement.

The foregoing definitions shall be applicable to the singulars and plurals of the foregoing defined terms.

ARTICLE II. CREDIT FACILITY

Section 2.1. Revolver Advances. The Lender hereby agrees, subject to the terms and conditions of this Agreement, to extend the following revolving credit facility to the Company (Revolver Advance(s)):

The Lender will, at the request of the Company, make one or more Revolver Advances to the Company from time to time on and after the date of this Agreement through and including the Termination Date, in an aggregate principal amount (outstanding at any one time) not to exceed Two Hundred Fifty Thousand Dollars ($ 250,000.00) or not more than an amount equal to 80% of the Company's qualifying Accounts Receivables whichever is lower. The Company may borrow, repay, and reborrow the maximum amount of such credit subject to the limitation of Section 2.5.

Each Revolver Advance may be made on any Business Day with one week's notice to the Lender in such amount (subject to the limitations set forth herein) as the Company shall request by notice to the Lender received on the date at least 1 week prior to the disbursement of the requested Revolver Advance hereunder. All Revolver Advances shall be evidenced by the Revolving Credit Promissory Note dated the date hereof in the form of, and substantially similar to Exhibit A attached hereto. The Company may request a Revolver Advance in an amount no less than Ten Thousand Dollars ($ 10,000.00) and shall repay a Revolver Advance in an amount no less than Ten Thousand Dollars ($ 10,000.00). The Revolving Credit Promissory Note shall be a master note, and the principal amount of all Revolver Advances outstanding shall be evidenced by the Revolving Credit Promissory Note or any ledger or other record of the Lender, which shall be presumptive evidence of the principal owing and unpaid on such Note. The Company may from time to time on any Business Day, voluntarily reduce the amount of the Revolver Advance facility; provided that all such reductions shall require prior written notice to the Lender and shall be permanent, and any partial reduction shall be in an amount no less than Ten Thousand Dollars ($10,000.00) or any integral multiple thereof.

At the discretion of the Company to deny the following provision because it would have a negative effect on the solvency of the Company the following term will take effect October 30, 2012 for the remainder of the loan agreement. The lender may terminate the credit facility at any time with 45 days written notice to the Company. Upon receipt of the Termination Notice the Company may only request additional loan amounts to the extent that additional cash demands incurred in the normal course of business would come due prior to the expiration of the Credit Facility.

Section 2.2. Qualifying Accounts Receivables

Eligible accounts will exclude receivables over 90 days old, receivables where more than 25% of receivables of that account debtor are more than 90 days old and receivables due from related entities; foreign accounts receivable will be eligible if covered by credit insurance acceptable the lender.

Section 2.3. Interest Rate.

(a) The Loan shall bear interest prior to maturity at a rate per annum equal to 0.24%.

(b) After the maturity of any Loan (whether by acceleration or otherwise) the unpaid principal amount of the Loan, and accrued interest thereon, or any fees or any and other sum payable hereunder, shall thereafter until paid in full bear interest at a rate per annum equal to eight percent (8.00%) in excess of the Prime Rate in effect from time to time.

Section 2.4. Interest Payments. The Company shall pay to the Lender interest on the unpaid principal balance of each Revolver Advance on the last day of each calendar month or at the lender's discretion be required to add the accrued interest to the outstanding revolver loan amount on any given month.

Section 2.5. Prepayment. The Company may prepay any Revolver Advance in whole, or in part, in the principal amount of $ 10,000 or any integral multiple thereof, at any time or times upon not less than one (1) Business Days' prior notice to the Lender unless the Company's cash flow projections indicate that the Company would need to request Revolver funds within the following 30 day period. In that event the Company may not repay that amount projected to be required within the 30 day period.

Section 2.6 Use of Proceeds. The Loans shall be used solely to finance the working capital and capital expenditure requirements of the Company.

Section 2.7. Expenses and Late Fees. The Company shall pay to the Lender his out-of-pocket expenses, if any, determined in accordance with Section 9.2 (a) hereof, payable on the date of execution of this Agreement. Prior to maturity, for each payment of principal or interest not paid when due (subject to applicable grace period), a late fee equal to the greater of one percent (1.00%) of the amount of such payment or twenty five dollars ($25).

Section 2.8 Computation of Interest and Fees. Interest on Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest on unpaid fees, if any, hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

ARTICLE III. WARRANTIES

The Company represents and warrants to the Lender (which representations and warranties will survive the delivery of the Note and all extensions of credit under this Agreement) that:

Section 3.l. Organization; Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio;

(b) The Company has the power and authority to own its properties and assets and to carry on its business as now being conducted;

(c) The Company is qualified to do business in every jurisdiction in which the ownership or leasing of its property or the doing of business requires such qualification and where the failure to so qualify would have a material adverse effect on the Company or its business, assets, operations, or financial condition;

(d) The Company has the power to execute, deliver, and perform its Loan Documents and to borrow hereunder.

Section 3.2. Authorization of Borrowing. The execution, delivery, and performance of the Loan Documents and the Loans by the Company have been duly authorized by all requisite action.

Section 3.3. No Conflict. The execution, delivery, and performance of the Loan Documents will not (a) violate any provision of law or the Articles of Incorporation or Code of Regulations of the Company, (b) violate any order of any court or other agency of any federal or state government or any provision of any indenture, agreement, or other instrument to which the Company is a party or by which it or any of its properties or assets are bound, (c) conflict with, result in a breach of, or constitute (with passage of time or delivery of notice, or both), a default under any such indenture, agreement, or other instrument, or (d) result in the creation or imposition of any Lien or other encumbrance of any nature whatsoever upon any of the properties or assets of the Company except in favor of the Lender.

Section 3.4. Execution of Loan Documents. The Loan Documents, when executed, have been duly executed and are valid and binding obligations of the Company fully enforceable in accordance with their respective terms.

Section 3.5. Financial Condition. The Company has provided Lender with its audited financial statements for the fiscal year ended September 30, 2011 and its unaudited financial statements for the twelve months ended September 30, 2012 (the Company Financial Statements). Each of the balance sheets included in the Company Financial Statements (including the related notes and schedules) presents fairly, or will present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of its date and each of the statements of income and of cash flows included in the Company Financial Statements (including any related notes and schedules) presents fairly, or will present fairly, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (except as otherwise noted therein and subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles (GAAP) consistently applied during the periods involved, except, in the case of unaudited financial statements, as permitted by SEC Form 10-Q, and except as may be noted therein.

Section 3.6. Liabilities; Liens. The Company has made no investment in, advance to, or guarantee of, the obligations of any Person nor are the Company's assets and properties subject to any claims, liabilities, Liens, or other encumbrances, except as disclosed in the Company Financial Statements.

Section 3.7. Litigation. There is no action, suit, examination, review, or proceeding by or before any governmental instrumentality or agency now pending or, to the knowledge of the Company, threatened against the Company or against any property or rights of the Company, which, if adversely determined, would materially impair the right of the Company to carry on business as now being conducted or which would materially adversely affect the financial condition of the Company, except for the litigation, if any, described in the Company Financial Statements.

Section 3.8. Payment of Taxes. The Company has filed, or caused to be filed, all Federal, state, local, and foreign tax returns required to be filed by the Company, and has paid, or caused to be paid, all taxes as are shown on such returns to be owing by the Company, or on any assessment received by the Company, to the extent that such taxes are due, except as otherwise contested in good faith. The Company has set aside proper amounts on their books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities or for taxes being contested by the Company.

Section 3.9. Agreements. The Company is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, which default materially and adversely affects the business, properties, assets, or financial condition of the Company.

Section 3.10. Regulatory Status. Neither the making nor the performance of this Agreement, nor any extension of credit hereunder, requires the consent or approval of any governmental instrumentality or political subdivision thereof, any other regulatory or administrative agency, or any court of competent jurisdiction.

Section 3.11. [Intentionally omitted]

Section 3.12. Subsidiaries. The Company has no Subsidiaries except those listed on Exhibit 21 to its Annual Report on Form 10-K.

Section 3.l3. Licenses. The Company has all licenses, franchises, consents, approvals, or authorizations required in connection with the conduct of the business of the Company, the absence of which would have a material adverse effect on the conduct of their respective business, and all such licenses, franchises, consents, approvals, and authorizations are in full force and effect.

Section 3.14. [Intentionally omitted]

Section 3.15. Compliance with Laws. The Company is in compliance with all applicable federal, state and local laws, regulations, ordinances or rules, except to the extent that any non-compliance will not, in the aggregate, have a materially adverse effect on the Company or the ability of the Company to fulfill its obligations under this Agreement or the Note.

Section 3.16. Solvency. The Company has received consideration, which is the reasonable equivalent value of the obligations and liabilities that the Company has incurred to the Lender. The Company is not insolvent as defined in any applicable state or federal statute, nor will the Company be rendered insolvent by the execution and delivery of this Agreement or the Note to the Lender. The Company is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Lender incurred hereunder. The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

ARTICLE IV. CONDITIONS OF LENDING

Section 4.l. Each Loan. The obligation of the Lender to make any Loan shall be subject to the following conditions: (i) the Lender has received the Note with all blanks appropriately completed, executed by an authorized signer of the Company; (ii) no Event of Default or Potential Default has occurred or be continuing, and (ii) each representation and warranty set forth in ARTICLE III above is true and correct in all material respects as if then made.

Section 4.2 Warrant Agreement. The obligation of the Lender to make any Loan shall be subject to the execution and delivery by the Company of the Warrant Agreement between the Company and the Lender in the form attached as Exhibit B Hereto.

ARTICLE V. AFFIRMATIVE COVENANTS

As long as credit is available hereunder or until all principal of and interest on the Note have been paid in full:

Section 5.l. Financial and Accounting Matters. The Company will maintain a standard system of accounting, established and administered in accordance with GAAP consistently followed throughout the periods involved, and will set aside on its books for each fiscal quarter the proper amounts or accruals for depreciation, obsolescence, amortization, bad debts, current and deferred taxes, prepaid expenses, and for other purposes as shall be required by GAAP.

Section 5.2. Insurance; Maintenance of Properties. The Company will maintain with financially sound and reputable insurers, insurance with coverage and limits as may be required by law. The Company will maintain, in good repair, working order, and condition, all properties used or useful in the business of the Company.

Section 5.3. Existence; Business. The Company will cause to be done all things necessary to preserve and keep in full force and effect its existence and rights, to conduct its business in a prudent manner, to maintain in full force and effect, and renew from time to time, its franchises, permits, licenses, patents, and trademarks that are necessary to operate its business.

Section 5.4. Compliance with Laws. The Company will comply, in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction; provided, however, the Company shall not be required to comply with any law or regulation which it is contesting in good faith by appropriate proceedings as long as either the effect of such law or regulation is stayed pending the resolution of such proceedings or the effect of not complying with such law or regulation is not to jeopardize any franchise, license, permit patent, or trademark necessary to conduct the business of the Company.

Section 5.5. Payment of Taxes. The Company will pay all taxes, assessments, and other governmental charges levied upon the Company with respect to any of its properties or assets or in respect of its franchises, business, income, or profits before the same become delinquent, except that no such taxes, assessments, or other charges need be paid if contested by the Company in good faith and by appropriate proceedings promptly initiated and diligently conducted and if the Company has set aside proper amounts, determined in accordance with GAAP, for the payment of all such taxes, changes, and assessments.

Section 5.6. Litigation; Adverse Changes. The Company will promptly notify the Lender of (a) any future event which, if it had existed on the date of this Agreement, would have required qualification of the representations and warranties set forth in ARTICLE III hereof and (b) any material adverse change in the condition, business, or prospects, financial or otherwise, of the Company.

Section 5.7. Notice of Default. The Company will promptly notify, the Lender of any Event of Default or Potential Default hereunder and any demands made upon the Company by any Person for the acceleration and immediate payment of any Indebtedness owed to such Person.

ARTICLE VI. NEGATIVE COVENANTS

As long as credit is available hereunder or until all principal of and interest on the Note have been paid in full:

Section 6.1. Liens. The Company will not, directly or indirectly, create, incur, assume, or permit to exist any Lien with respect to any property or asset of the Company other than:

          (a) Liens for taxes or governmental assessments, charges, or levies the payment of which is not at the time required by Section 5.5 hereof;

          (b) Liens imposed by law, such as Liens of landlords, carriers, warehousemen, mechanics, and materialmen arising in the ordinary course of business for sums not yet due or being contested by appropriate proceedings promptly initiated and diligently conducted, provided the Company has set aside proper amounts, determined in accordance with GAAP, for the payment of all such Liens;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, and surety and appeal bonds, or to secure the performance and return of money bonds and other similar obligations, but excluding Indebtedness;

          (d) Liens in respect of judgments or awards with respect to which the Company shall, in good faith, be prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review shall have been obtained;

          (e) Liens that secure the Indebtedness of the Company for the purchase price of any real or personal property and that only encumber the property purchased;

          (f) Liens in favor of the Lender;

          (g) Easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions, and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company taken as a whole;

          (h) Bankers' liens arising by operation of law;

          (i) Liens arising pursuant to any order of attachment, distraint, or similar legal process arising in connection with any court proceeding being contested in good faith by appropriate proceedings or the payment of which is covered in full (subject to customary deductibles) by insurance;

          (j) Rights of lessees or sublessees in assets leased by the Company;

          (k) Liens arising from the extension, renewal, or replacement of any indebtedness secured by any of the foregoing liens covered by paragraphs (a) through (k) above as long as the aggregate principal amount thereof and the security therefore is not thereby increased.

Section 6.2. Indebtedness. The Company will not, directly or indirectly, create, incur, or assume Indebtedness, or otherwise become liable with respect to, any Indebtedness other than:

                         (a) Indebtedness now or hereafter payable, directly or indirectly, by the Company to the Lender;

                         (b) Subordinated Debt of the Company;

                         (c) To the extent permitted by this Agreement, Indebtedness for the purchase price of any real or personal property, which is secured only by a Lien on the property purchased;  Unsecured current Indebtedness and deferred liabilities (other than for borrowed money or represented by bonds, notes, or other securities) incurred in the ordinary course of business; and

                         (e) Indebtedness for taxes, assessments, governmental charges, liens, or similar claims to the extent not yet due and payable.

                         (f) Convertible Loans contemplated by the Company at the time of this document.

Section 6.3. Investments; Loans. The Company will not, directly or indirectly, (a) form or acquire a Subsidiary or otherwise purchase or otherwise acquire or own any stock or other securities of any other Person or (b) make or permit to be outstanding any loan or advance (other than trade advances in the ordinary course of business) or enter into any arrangement to provide credit, to any other Person, except that the Company may purchase or otherwise acquire and own marketable U.S. Treasury and Agency obligations, and certificates of deposit and bankers' acceptances issued or created by any domestic commercial bank or Loans associated with the contemplated Convertible Debenture and Loan Agreement with Roundball, LLC at the time of this document is signed.

Section 6.4. Guaranties. The Company will not, directly or indirectly, guarantee or otherwise become surety (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to, or otherwise invest in, any Person, or enter into any working capital maintenance or similar agreement) in respect of any obligation or Indebtedness of any other Person, except guaranties by endorsement of negotiable instruments for deposit, collection, or similar transactions in the ordinary course of business.

Section 6.5. Mergers; Consolidation. The Company will not merge or consolidate with any Person or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

Section 6.6. Subordinated Debt. The Company will not make any payment upon any outstanding Subordinated Debt, except in such manner and amounts as may be expressly authorized in any subordination agreement presently or hereafter held by the Lender.

ARTICLE VII. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

Section 7.l. Principal or Interest. If the Company fails to pay any installment of principal of or interest on the Note or any other sums of money when due and payable under this Agreement; or

Section 7.2. Misrepresentation. If any representation or warranty made herein by the Company or in any written statement, certificate, report, or financial statement at any time furnished by, or on behalf of, the Company in connection herewith, is incorrect or misleading in any material respect when made; or

Section 7.3. Failure of Performance of this Agreement. If the Company fails to perform or observe any covenant or agreement contained in this Agreement, other than the payment of any sums of money payable hereunder, and such failure remains unremedied for thirty (30) calendar days after the Lender shall have given written notice thereof to the Company; or

Section 7.4. Insolvency. If the Company shall discontinue business or the Company (a) is adjudicated a bankrupt or insolvent under any law of any existing jurisdiction, domestic or foreign, or ceases, is unable, or admits in writing its inability, to pay its debts generally as they mature, or makes a general assignment for the benefit of creditors, (b) applies for, or consents to, the appointment of any receiver, trustee, or similar officer for it or for any substantial part of its property, or any such receiver, trustee, or similar officer is appointed without the application or consent of the Company, and such appointment continues thereafter undischarged for a period of sixty (60) days, (c) institutes, or consents to the institution of any bankruptcy, insolvency, reorganization, arrangement, readjustment or debt, dissolution, liquidation, or similar proceeding relating to it under the laws of any jurisdiction, (d) any such proceeding is instituted against the Company and remains thereafter undismissed for a period of sixty (60) days, or (e) any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process is not effectively stayed within sixty (60) days after its issue or levy, or any Guarantor becomes deceased.

ARTICLE VIII. REMEDIES UPON DEFAULT

Section 8.l. Optional Acceleration. In the event that one or more of the Events of Default set forth in Sections 7.1 through 7.3 above occurs and continues and is not waived by the Lender, then, in any such event, and at any time thereafter, the Lender may, at its option, terminate its commitment to make any Loan and declare the unpaid principal of, all accrued interest on, in respect of, the Note, and any other liabilities hereunder, and all other Indebtedness of the Company to the Lender forthwith due and payable, whereupon the same will forthwith become due and payable without presentment, demand, protest, or other notice of any kind, all of which the Company hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding.

Section 8.2. Automatic Acceleration. Upon the happening of an Event of Default referred to in Section 7.4 above, the unpaid principal of, all accrued interest on the Note, and all other Indebtedness of the Company to the Lender then existing will thereupon become immediately due and payable in full and the commitment, if any, of the Lender to make any Loan, if not previously terminated, will thereupon immediately terminate without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Note to the contrary notwithstanding.

Section 8.3. Right of Set Off. Upon the occurrence and continuation of an Event of Default, the Lender has the right, in addition to all other rights and remedies available to it, to set off the unpaid balance of the Note and any other Indebtedness payable to the Lender held by it against any debt owing to the Company by the Lender.

Section 8.4. No Waiver. The remedies in this ARTICLE VIII are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lender may be entitled. No failure or delay on the part of the Lender in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

ARTICLE IX. MISCELLANEOUS

Section 9.l. Amendments. No waiver of any provision of this Agreement or the Note, or consent to departure therefrom, is effective unless in writing and signed by the Lender. No such consent or waiver extends beyond the particular case and purpose involved. No amendment to this Agreement is effective unless in writing and signed by the Company and the Lender.

Section 9.2. Expenses. The Company shall pay (a) all reasonable out-of-pocket expenses of the Lender incurred in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Event of Default hereunder and (b) if an Event of Default or Potential Default occurs, all out-of-pocket expenses incurred by the Lender, including reasonable fees and disbursements of counsel, in connection with such Event of Default or Potential Default and collection and other enforcement proceedings resulting therefrom. The Company shall reimburse the Lender for its payment of all transfer taxes, documentary taxes, assessments, or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note.

Section 9.3. Indemnification. The Company shall indemnify and hold the Lender harmless against any and all liabilities, losses, damages, costs, and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Lender shall be designated a party thereto) which may be incurred by the Lender relating to or arising out of this Agreement or any actual or proposed use of proceeds of any loan hereunder; provided, that the Lender shall have no right to be indemnified hereunder for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction. The Company further agrees to indemnify the Lender against any loss or expense which the Lender may sustain or incur as a consequence of any default by the Company in payment when due of any amount due hereunder.

Section 9.4. Construction. This Agreement and the Note will be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The several captions to different Sections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions hereof.

Section 9.5. Extension of Time. Whenever any payment hereunder or under the Note becomes due on a date which is not a Business Day, such payment will be due on the next succeeding Business Day and such extension of time will be included in computing interest in connection with such payment.

Section 9.6. Notices. All written notices, requests, or other communications herein provided for must be addressed to the Company or to the Lender at the addresses set forth in Article I above, or at such other address as either party may designate to the other in writing. Such communication will be effective (i) if given by mail, 72 hours after such communication is deposited in the U.S. mail certified mail return receipt requested, or (ii) if given by other means, when delivered at the address specified in this Section 9.6.

Section 9.7. Survival of Agreements; Relationship. All agreements, representations, and warranties made in this Agreement will survive the making of the extension of credit hereunder, and will bind and inure to the benefit of the Company and the Lender, and their respective heirs, successors and assigns; provided, that no subsequent holder of the Note shall by reason of acquiring that Note become obligated to make any Loan hereunder and no successor to or assignee of the Company may borrow hereunder without the Lender's written assent. The relationship between the Company and the Lender with respect to this Agreement, the Note and any other Loan Document is and shall be solely that of debtor and creditor, respectively, and the Lender has no fiduciary obligation toward the Company with respect to any such document or the transactions contemplated thereby.

Section 9.8. Severability. If any provision of this Agreement or the Note, or any action taken hereunder, or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement or the Note, each of which shall be construed and enforced without reference to such illegal or invalid portion and shall be deemed to be effective or taken in the manner and to the full extent permitted by law.

Section 9.9. Entire Agreement. This Agreement, the Note, and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

Section 9.10. JURY TRIAL WAIVER. THE COMPANY AND THE LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND COMPANY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN THE LENDER AND THE COMPANY.

IN WITNESS WHEREOF, the Company and the Lender have each caused this Agreement to be executed by their duly authorized officers as of the 30th day of December 2012.

COMPANY: HICKOK INCORPORATED

By: /s/Gregory M. Zoloty

Name: Gregory M. Zoloty

Title: CFO

LENDER: /s/Robert L. Bauman

ROBERT L. BAUMAN

EXHIBIT A

REVOLVER CREDIT PROMISSORY NOTE

 $ 250,000.00
 December __, 2012

For value received, HICKOK INCORPORATED (the "Company") promises to pay to the order of ROBERT L. BAUMAN, (the "Lender"), his successors and assigns, on the date or dates and in the manner specified in ARTICLE II of the Loan Agreement (as defined below), the lesser of Two Hundred Fifty Thousand Dollars ($ 250,000.00) or the aggregate principal amount of the Revolver Advances as shown on any ledger or other record of the Lender, which shall be rebuttably presumptive evidence of the principal amount owing and unpaid on this Note.

The Company promises to pay to the order of the Lender interest on the unpaid principal amount of each Revolver Advance Loan made pursuant to the Loan Agreement from the date of such Loan until such principal amount is paid in full at such interest rate(s) and at such times as are specified in ARTICLE II of the Loan Agreement.

This Note is the Revolving Credit Promissory Note referred to in, and is entitled to the benefits of, Section 2.1 of the Revolving Credit Agreement by and between the Lender and the Company dated December 30, 2012, as the same may be hereafter amended from time to time (the "Loan Agreement"). This Note may be declared forthwith due and payable in the manner and with the effect provided in the Loan Agreement, which contains provisions for acceleration of the maturity hereof upon the happening of any Event of Default and also for prepayment on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Each defined term used in this Note shall have the meaning ascribed thereto in the Loan Agreement.

The Company expressly waives presentment, demand, protest, and notice of dishonor.

The Company authorizes any attorney-at-law to appear in any court of record in the State of Ohio or any other state or territory in the United States after this Note becomes due, whether by lapse of time or acceleration, waive the issuance and service of process, admit the maturity of this Note, confess judgment against the Company in favor of any holder of this Note for the amount then appearing due hereon together with interest thereon and costs of suit, and thereupon release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain any additional judgment or judgments against the Company. Company agrees that the holder's attorney may confess judgment pursuant to the foregoing warrant of attorney. Company further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the holder.

The Company acknowledges that this Note was signed in Cuyahoga County, in the State of Ohio.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

FOR THE PURPOSES OF THIS NOTICE, "YOU" AND "YOUR" MEANS THE COMPANY, AND "HIS" AND "CREDITOR" MEANS THE LENDER.

Lender: Robert L Bauman
By:  ___________________

HICKOK INCORPORATED
By: ___________________
Name: Gregory M Zoloty
Title: CFO

EXHIBIT B

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT SUCH PROPOSED SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION IS EXEMPT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

          This Warrant Agreement ("Agreement") is entered into to be effective as of the 30th day of December, 2012, (the "Original Issuance Date") between Robert L. Bauman ("Holder"), and Hickok Incorporated, an Ohio corporation (the "Company").

RECITALS

          A.           Holder has agreed to loan up to Two Hundred Fifty Thousand Dollars ($250,000) to the Company pursuant to the terms of that certain Revolving Credit Agreement dated December 30, 2012 (the "Loan Agreement").

          B.           As partial consideration for the transactions contemplated by the Loan Agreement, the Company desires to issue to Holder the opportunity to acquire an interest in the Company by a warrant to purchase shares of common stock of the Company subject to the terms of this Agreement.

AGREEMENT

          NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.           Grant of Warrant. For value received, the Company hereby issues to Holder the right and warrant ("Warrant") to purchase, on the terms and conditions set forth herein, from the Company up to, subject to adjustment as provided herein, One Hundred Thousand (100,000) shares (the "Warrant Shares") of the Class A Common Stock the Company, without par value ("Common Shares"). The purchase price of a Warrant Share shall be $2.50 per share ("Exercise Price").

          2.           Exercise of Warrant.

                         (a)           Right to Exercise; Notice. On the terms and subject to the conditions of this Section 2, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time or from time to time during the Exercise Period, all as more fully specified below.

                         (b)           Manner of Exercise; Issuance of Warrant Shares. To exercise this Warrant, Holder shall deliver to the Company (a) a Notice of Exercise (substantially in the form of Exhibit A attached hereto) duly executed by the holder hereof specifying the Warrant Shares to be purchased, which shall be a whole number, (b) an amount equal to the aggregate Exercise Price for all Warrant Shares as to which this Warrant is then being exercised, and (c) this Warrant. At the option of Holder, payment of the Exercise Price shall be made (w) by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (x) by check payable to the order of the Company, (y) by application of any Warrant Shares, as provided below, or (z) by any combination of such methods.

                         (c)           Upon the exercise of this Warrant in whole or in part, Holder may, at its option, submit to the Company written instructions to apply any specified portion of the Warrant Shares issuable upon such exercise in payment of the Exercise Price required upon such exercise, in which case the Company will accept such specified portion of the Warrant Shares (at a value per share equal to the then fair market value thereof (as shall be reasonably determined in good faith by the Board of Directors without regard to any discount in respect of minority interests, lack of marketability or similar factors, which determination shall be conclusive absent manifest error), less, in each case, the Exercise Price then in effect), in lieu of a like amount of such cash payment.

                         (d)           Upon receipt of the items referred to in Section 2(b), the Company shall, as promptly as practicable, and in any event within five (5) days thereafter, cause to be issued and delivered to Holder, a certificate or certificates representing the Warrant Shares specified in the Notice of Exercise (but not exceeding the maximum number thereof issuable upon exercise of this Warrant) minus the Warrant Shares, if any, applied in payment of the Exercise Price. Such certificates shall be registered in the name of Holder (or its nominee) or in the name of such transferee, as the case may be.

                         (e)           If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, issue and deliver to Holder or the transferee so designated in the Notice of Exercise, a new Warrant evidencing the right of the holder hereof or such transferee to purchase at the Exercise Price then in effect the Warrant Shares for which this Warrant shall not have been exercised, and this Warrant shall be canceled.

          3.           Partial Exercise. This Warrant may be exercised in part, and Holder shall be entitled to receive a new Warrant with the same terms and conditions, which shall be dated as of the Original Issuance Date, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

          4.           Expiration. This Warrant shall expire at the close of business on the third (3rd) anniversary of the date hereof (the "Expiration Date") and shall be void thereafter.

          5.           Adjustment of Exercise Price and Common Shares Subject to Warrant. The Exercise Price and the number of Common Shares subject to the Warrant shall be subject to adjustment from time to time as set forth in this Section 5.

                         (a)           Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding Common Shares payable in Common Shares or other securities or property (other than cash), then upon exercise of this Warrant, for each Common Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Common Shares of record as of the date the dividend or distribution occurred. If the Issuer subdivides the outstanding Common Shares by reclassification or otherwise into a greater number of Common Shares, the number of Common Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding Common Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares, the Warrant Price shall be proportionately increased and the number of Common Shares shall be proportionately decreased.

                         (b)           Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding Common Shares of the class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Warrant Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 5(b) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

          6.           Continuation of Term. Upon any reorganization, reclassification, consolidation, merger, transfer, or dissolution following any such transfer, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the equity interests and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, reclassification, consolidation, or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such equity interests, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person has expressly assumed the terms of this Warrant.

          7.           Shares Reserved. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, have authorized and reserved for the purpose of issuance or transfer on exercise of the Warrant a sufficient number of the Common Shares subject to this Warrant to provide for its exercise free of all preemptive or similar rights therein.

          8.           Validity of Securities. The Warrant Shares issued pursuant to this Warrant will be validly issued and free and clear of all taxes, liens, and encumbrances, other than the transfer and other restrictions set forth in this Agreement.

          9.           Delivery of Certificates. As soon as practicable after any exercise of the Warrant, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of and delivered to Holder a certificate or certificates representing the number of Common Shares to which Holder is entitled on such exercise.

          10.           Nontransferability. Without the written consent of the Company, this Warrant shall not be transferable other than (a) to a successor or an affiliate of Holder or (b) transfers made following the occurrence of an Event of Default as such term is defined in the Note. This Agreement shall be binding upon and enforceable against any person who is a permitted transferee of the Warrant pursuant to the first sentence of this Section.

          11.           Rights of Holder. Prior to exercise of this Warrant, Holder shall not be entitled to any rights as a shareholder or a member, as the case may be, with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares or receive dividends or distributions thereon, as the case may be.

          12.           Performance of the Warrant. The Company will not, by amendment of its Articles of Incorporation or Code of Regulations or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder under this Warrant.

          13.           Loss, Theft, Destruction, or Mutilation. Upon receipt of evidence satisfactory to the Company of the ownership and subsequent loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new warrant with the same terms and conditions. In the case of loss, theft, or destruction, Holder will indemnify the Company to the Company's reasonable satisfaction, and in the case of mutilation, Holder will surrender the mutilated Warrant for cancellation upon receipt of the replacement warrant.

          14.           Compliance with Legal Requirements. Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for Holder's own account and not as a nominee for any other party, and for investment, and that Holder will not offer, sell or otherwise dispose of this Warrant or any of the Warrant Shares to be issued upon exercise hereof except pursuant to sales registered under the Act or under such other circumstances that will not result in a violation of the Act or any state securities laws. This Warrant and all of the Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the form set forth at the beginning of this Warrant.

          15.           Notice of Company Events. In the event that, during the term of the Warrant, the Company does any of the following:

                         (a)           takes a record of the holders of any class or kind of equity for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, or any right to subscribe for, purchase, or otherwise acquire any equity or other securities or property; or

                         (b)           causes a capital reorganization of the Company, any reclassification or recapitalization of the equity interests or any transfer of all or substantially all of the assets of the Company or a merger or similar reorganization of the Company; or

                         (c)           causes any voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

the Company will mail or cause to be mailed to Holder a notice specifying (i) the date of any of the foregoing actions, (ii) the amount and character of such dividend, distribution or right, (iii) the time, if any is fixed, as of which Holder shall be entitled to exchange its equity interests for the exchange equity interests, securities, or other property, and (iv) the amount and character of any equity interests, or rights or options with respect thereto, proposed to be delivered, issued or granted, the date of such proposed delivery, issue or grant, and the persons or class of persons to whom such proposed delivery, issue or grant is to be made. The Company shall mail such notice at least ten (10) business days prior to the date specified in such notice for the action to be taken.

          16.           Remedies. The Company stipulates that the remedies at law of Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          17.           Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

                         (a)           The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as the Company now conducts its business and as it proposes to conduct it in the future.

                         (b)           The Company has taken, and its officers and directors have taken, all corporate action necessary for the authorization, execution, and delivery of this Warrant and for the performance of all obligations of the Company under this Warrant. This Warrant, when executed and delivered by the Company shall constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms. The Company has obtained all consents, approvals, orders, and authorizations of any governmental authority which may be required of the Company in connection with the execution, delivery, and performance of this Warrant.

                         (c)           The issue and delivery by the Company of the Warrant and the issue and delivery of the Warrant Shares upon exercise of the Warrant do not and will not (i) violate any provision of law or regulations applicable to the Company, the charter or other governing documents of the Company, code of regulations, if any, or any order, judgment, or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Company, or (iii) require any approval of stockholders, members or manager of the Company, or any approval or consent of any person under any contractual obligation which is binding on the Company.

                         (d)           Subject to the accuracy of the representations and warranties of the Holder set forth below, the issuance of this Warrant and the issuance of the Warrant Shares upon exercise of this Warrant are exempt from the registration requirements of the 1933 Act and from the securities laws or regulations of any applicable jurisdiction. Neither the Company nor any agent acting for the Company has offered the Warrant or any other equity or debt securities of the Company for sale or solicited any offers to buy the Warrant or any other equity or debt securities of the Company in such a manner that would cause the offer, issuance, or sale of the Warrant to violate the provisions of the 1933 Act or any securities laws or regulations of any applicable jurisdiction.

          18.           Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

                         (a)           Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Units.

                         (b)           Disclosure of Information. Holder is aware of the Issuer's business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities, including without limitation all information set forth in Section 6.4 of the Convertible Loan Agreement dated December 30, 2011, as amended by Amendment No. 1 thereto. Holder further has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Issuer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

                         (c)           Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Issuer and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

                         (d)           Accredited Investor Status. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

                         (e)           The Act. Holder understands that this Warrant and the Units issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. Holder understands that this Warrant and the Units issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

          19.           Governing Law; Venue. All terms of and rights created under this Agreement shall be governed by and construed in accordance with the law of the State of Ohio without reference to its conflicts of laws rules. Any action, suit or proceeding at law, in equity or otherwise which in any way arises out of or relates to this Agreement shall be brought only in a state or federal court of competent jurisdiction located in Cuyahoga County, Ohio, and all objections to personal jurisdiction and venue in any action, suit or proceeding so commenced are hereby expressly waived by the parties hereto.

          20.           Notices. All notices, requests, demands, and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been given if personally delivered, telexed or telecopied, electronically mailed, or, if mailed by U. S. mail, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company, to:	Hickok Incorporated 10514 Dupont Avenue Cleveland, Ohio 44106
Attention: Gregory M. Zoloty, Chief Financial Officer

If to Holder:	Robert L. Bauman 10514 Dupont Avenue Cleveland, Ohio 4410

          21.           Taxes; Expenses. The Company will pay any applicable transfer taxes and other expenses incurred with respect to the issue of this Warrant or the issue of the Warrant Shares upon exercise of this Warrant.

          22.           Amendments and Waivers. This Agreement may be amended and any provision hereof may be waived only by a writing signed by both parties. The failure of either party to insist upon performance of any of the terms, covenants, and conditions of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of any such terms, covenants, and conditions, but the same shall be and remain in full force and effect. The express waiver by either party of any provision, condition, or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition, or requirement.

          23.           Entire Agreement. This Agreement and the Note sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements, and understandings of any kind or nature.

          24.           Severability. In the event that any provision of this Agreement is declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected by this Agreement.

          25.           Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

          26.           Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference and shall neither constitute a part of this Agreement, nor affect its meaning, construction, or effect.

[Signature Page to Follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HICKOK INCORPORATED
By: ______________
Its:
_______________ Robert L. Bauman

EXHIBIT A

Subscription Form

To: ___________________                                                                              Date: ___________________

           The undersigned hereby subscribes for __________ Common Shares covered by this Warrant. The certificate(s) for such Common Shares (if certificated) shall be issued in the name of the undersigned or as otherwise indicated below.

          The undersigned hereby represents and warrants that the undersigned is acquiring such ownership interest for its own account for investment purposes only, and not for resale or with a view to distribution of such ownership interest or any part thereof.

Signature:
Name of Registration:
Mailing Address: